UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 19, 2011
(Date of earliest event reported)

Wabash National Corporation
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-10883	52-1375208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana	47905	765-771-5310

(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Wabash National Corporation 2011 Omnibus Incentive Plan

On May 19, 2011, the stockholders of Wabash National Corporation (the “Company”) approved the Wabash National Corporation 2011 Omnibus Incentive Plan (the “2011 Incentive Plan”) at the Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”). A description of the 2011 Incentive Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2011 in the section entitled “Proposal 2: Approval of the Corporation’s 2011 Equity Compensation Plan,” which is incorporated in this report by reference. This description is qualified in its entirety by reference to the copy of the 2011 Incentive Plan that is attached to this current report as Exhibit 10.1.

Item 5.07  Submission of Matters to a Vote of Security Holders

On May 19, 2011, the Company held its Annual Meeting at which five proposals were submitted to the Company’s stockholders.  As of April 7, 2011, the date of record for determining the Company stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 68,474,020 shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting.  The holders of 60,269,808 shares of the Company’s issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The five proposals considered at the Annual Meeting are described in detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 21, 2011.  The final results for each proposal are set forth below.

Proposal 1.

The Company’s stockholders elected the following six persons to the Company’s Board of Directors to hold office for a term of one year or until their respective successors are elected and qualified or until their earlier death, resignation or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard J. Giromini	50,165,996	1,256,571	23,779	8,823,462
Dr. Martin C. Jischke	49,856,914	1,567,011	22,421	8,823,462
James D. Kelly	49,926,786	1,495,694	23,866	8,823,462
John E. Kunz	50,444,832	979,553	21,961	8,823,462
Larry J. Magee	49,887,935	1,533,955	24,456	8,823,462
Scott K. Sorensen	49,899,514	1,510,775	36,057	8,823,462

Proposal 2.

The Company’s stockholders approved the adoption of the 2011 Incentive Plan.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,210,447	14,851,865	384,034	8,823,462

Proposal 3.

The Company’s stockholders approved in an advisory (non-binding) vote the compensation of the Company’s named executive officers.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,159,305	17,645,108	641,933	8,823,462

Proposal 4.

The Company’s stockholders voted, on an advisory (non-binding) basis, on the frequency of future advisory stockholder votes on the compensation of the Company’s named executive officers.  The votes regarding this proposal were as follows:

1 Year	2 Years	3 Years	Abstentions	Broke Non-Votes
46,318,746	818,899	3,735,826	572,875	8,823,462

In accordance with the results for Proposal 4, the Company’s Board of Directors has determined that future advisory votes on the compensation of the Company’s named executive officers will be held annually.  Thus, the next stockholder advisory vote on the compensation of our named executive officers will be held at the Company’s 2012 Annual Meeting of Stockholders.

Proposal 5.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
59,658,175	596,171	15,462	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1                      Wabash National Corporation 2011 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION
Date: May 25, 2011	By:	/s/ Mark J. Weber
Mark J. Weber Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1           Wabash National Corporation 2011 Omnibus Incentive Plan